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                                                                    EXHIBIT 99.1


                 [LETTERHEAD OF WASHINGTON GROUP INTERNATIONAL]


                                 MARCH 26, 2002

                  WASHINGTON GROUP ANNOUNCES BOARD OF DIRECTORS

      Boise, Idaho - Washington Group International, Inc. today announced that 10 experienced business leaders have been appointed to the reorganized company's Board of Directors. The new directors will take office immediately. They were appointed in accordance with the company's Plan of Reorganization.

      The new board includes three continuing directors of Washington Group - Chairman Dennis R. Washington, David H. Batchelder, an outside director, and Stephen G. Hanks, company president and chief executive officer. Washington will serve as chairman of the new board.

      The remaining new directors were selected by committees representing the company's former secured lenders and unsecured creditors.

      "These seven new board members are outstanding individuals whose direction and advice will play an important role in our company's growth and in providing value for our shareholders," said Washington. "They bring a wealth of experience and expertise to this new board and I look forward to working with them."

      The new directors are:

       -- Michael R. D'Appolonia, a principal and president of Nightingale & Associates. He also assisted in several large financial and operational reorganizations, including serving as chief executive officer of McCulloch Corporation, Halston Borghese, Inc., and Simmons Upholstered Furniture.

      -- C. Scott Greer, chairman, president, and chief executive officer of Flowserve Corporation, and the former president of United Technologies Automotive, Inc. He earlier served as president and chief operating officer of Echlin Incorporated.

            --William H. Mallender, retired chairman and chief executive officer of Talley Industries, and co-owner and vice chairman of Alpha Engineering Associates. He also served as chairman of the board of IPB Aircraft, Ltd., and IBP Aerospace Group.

      --Michael P. Monaco, former chairman and chief executive officer of Accelerator, LLC. He also worked for Cendant Corporation where he served as vice chairman, chairman and chief executive officer of the Direct Marketing Division, and chief financial officer. He is a former executive vice president and chief financial officer of American Express Company.


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      --Cordell Reed, who worked for Commonwealth Edison Company for more than
37 years and retired as senior vice president of the company's Fuel Department. He earlier served as the company's chief nuclear officer.

      --Bettina M. Whyte, principal of Jay Alix & Associates, and former chief executive officer of AG Financial Service Center, Inc. She also served as interim chief executive officer of Service Merchandise. Earlier, she served as national director of business turnaround services for Price Waterhouse.

      -- Dennis K. Williams, chairman, president, and chief executive officer of IDEX Corporation. He earlier worked for General Electric Company where he was chief executive officer of GE Canada, GE's Military and Small Commercial Engine Operations, GE Nuovo Pignone, and GE's Power Systems Industrial Products.

      Washington Group also announced that interim director Peter Boger will continue in that capacity until the company fills the eleventh position on the new board. He was selected to serve in an interim capacity by the steering committee of the company's secured lenders.




Washington Group International, Inc., is a leading international engineering, construction, and environmental firm. With more than 35,000 employees at work in 43 states and more than 35 countries, the company offers a full life-cycle of services as a preferred provider of premier science, engineering, construction, program management, and development in 14 major markets.


                                 MARKETS SERVED


Energy, environmental, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, petroleum and chemicals, process, pulp and paper, telecommunications, transportation, and water-resources.


                                      # # #

This news release contains forward-looking statements within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as MAY, WILL, COULD, SHOULD, EXPECT, ANTICIPATE, INTEND, PLAN, ESTIMATE, or CONTINUE or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.